[*] = Certain information in this document has been excluded as such information is not material and is the type of information that the Company treats as private or confidential.

Exhibit 10.3

THIRD AMENDMENT TO TERMINATION AND LICENSE AGREEMENT

THIS THIRD AMENDMENT TO TERMINATION AND LICENSE AGREEMENT (the “Third Amendment”) is made and entered into as of January 5th 2018 by and between Merck Sharp & Dohme Corp., a New Jersey corporation with a place of business at One Merck Drive, Whitehouse Station, NJ 08889 (“Merck”) and SCYNEXIS, Inc., a Delaware corporation with a principal place of business at 101 Hudson Street, Suite 3610, Jersey City, NJ 07302 (“Scynexis”).

RECITALS

WHEREAS, Scynexis and Merck are parties to a Termination and License Agreement dated as of May 24, 2013 (the “Original Agreement”), as amended by a letter agreement dated as of December 3, 2014 (the “First Amendment”) and a Second Amendment to Termination and License Agreement dated as of December 21, 2016 (the “Second Amendment”; the Original Agreement as amended by the First Amendment and the Second Amendment are collectively referred to herein as the “Agreement”); and

WHEREAS, the Parties desire to enter into this Third Amendment to amend or clarify the provisions of Section 5 on the timing of payment of certain milestone payments under the Agreement.

NOW, THEREFORE, Merck and Scynexis hereby agree as follows:

1.
Definitions. Unless otherwise defined herein, capitalized terms used in this Third Amendment have the meanings assigned thereto in the Agreement.

2.
New Trial.

a.
Scynexis is initiating a trial identified as SCY-078-305 and entitled “Open-Label Study to Evaluate the Efficacy, Safety and Pharmacokinetics of SCY-078 in Patients with Candida auris (CARES)” (the “CARES Trial”).

b.
The CARES Trial, depending on results and data obtained, may, with the agreement of the FDA to accept the data, satisfy the requirements of a registration trial.

3.
Timing of Milestone Payment under Section 5.1(b). Under Section 5.1(b) of the Agreement, a milestone payment of [*] is due upon Initiation of the first Phase III Clinical Trial for Product. The Parties hereby agree that the CARES Trial shall not be considered a Phase III Clinical Trial for purposes of Section 5.1(b) until such time as the FDA agrees in writing to accept data from the CARES Trial as sufficient for registration and preparation of an NDA submission; provided, however, that upon such FDA acceptance the CARES Trial shall be considered to be Initiated.

4.
No Other Amendments. Except as amended hereby, the Agreement shall remain in full force and effect. Nothing in this Third Amendment shall modify Section 5.1(b) with respect to any Clinical Trial other than the CARES Trial as set forth herein. Any references to the Agreement after the date of this Third Amendment shall be deemed to refer to the Agreement as amended by this Third Amendment.

5.
Counterparts. This Third Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures to this Third Amendment may be provided by facsimile transmission or PDF file, which shall be deemed to be original signatures.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the date first above written.

MERCK SHARP & DOHME CORP. SCYNEXIS, INC.

By: /s/ Meeta Chatterjee By: /s/ Marco Taglietti

Name: Meeta Chatterjee Marco Taglietti

Title: Head, Strategy, Transactions, Ops President and CEO